Exhibit 23.3

Ralph E. Davis Associates, Inc.
1717 St. James Place, Suite 460
Houston, TX 77056

August 11, 2011

Recovery Energy, Inc.
1515 Wynkoop Street, Suite 200
Denver CO 80202
Attention:  Roger P arker

Dear Roger:

RE Davis hereby consents to being named in the Registration Statement on Form S-1 being filed by Recovery Energy, Inc. on or about August 11, 2011 and to the filing of our report dated February 24, 2011 as an exhibit to the Registration Statement.

Sincerely,

Ralph E. Davis Associates, Inc.

/s/ Allen C. Barron
Allen C Barron, P.E.
President